EXHIBIT (G) 7

      FORM OF AMENDMENT TO THE CUSTODIAN ARGEEMENT BETWEEN REGISTRANT AND
                          BROWN BROTHER HARIMAN & Co.



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                                   APPENDIX C
                                       TO
                    THE AMENDMENT TO THE CUSTODIAN AGREEMENTS
                                     BETWEEN
          CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES AS LISTED ON
                                   APPENDIX C
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                           Dated as of August 9, 2002



     PHOENIX-ABERDEEN SERIES FUND FOR PHOENIX-ABERDEEN GLOBAL SMALL CAP FUND

       PHOENIX-ABERDEEN SERIES FUND FOR THE PHOENIX-ABERDEEN NEW ASIA FUND

        THE PHOENIX EDGE SERIES FUND FOR PHOENIX-ABERDEEN NEW ASIA SERIES

        THE PHOENIX EDGE SERIES FUND FOR PHOENIX-SANFORD BERNSTEIN GLOBAL
                                  VALUE SERIES

   THE PHOENIX EDGE SERIES FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL SERIES

        THE PHOENIX EDGE SERIES FUND FOR THE PHOENIX-LAZARD INTERNATIONAL
                              EQUITY SELECT SERIES

   THE PHOENIX MULTI-PORTOLIO FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL FUND

                  PHOENIX ABERDEEN WORLDWIDE OPPORTUNITIES FUND



IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund/Series.







CERTAIN OPEN-END                              BROWN BROTHERS HARRIMAN & CO.
MANAGEMENT INVESTMENT
COMPANIES AS LISTED ON
APPENDIX C

BY:_______________________________            BY:_______________________________
NAME: Richard J. Wirth                        NAME:
TITLE: Secretary                              TITLE: